UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2006

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2006, Cabot Oil & Gas Corporation filed a certificate of amendment to its certificate of incorporation with the Delaware Secretary of State. The amendment, which was effective upon filing, increased Cabot’s authorized common stock, par value $.10 per share, from 80,000,000 shares to 120,000,000 shares. The amendment was approved by Cabot’s stockholders at the 2006 annual meeting of stockholders held on May 4, 2006. In connection with that amendment, Cabot also filed with the Delaware Secretary of State a certificate of increase of shares designated as Series A Junior Participating Preferred Stock increasing the number of such shares authorized for issuance from 800,000 to 1,200,000. The shares of Series A Junior Participating Preferred Stock are issuable pursuant to the Rights Agreement between Cabot and The Bank of New York, as Rights Agent.

Item 9. 01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation

3.2	Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth
Vice President, Controller and Treasurer

Date: June 5, 2006

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EXHIBIT INDEX

No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation

3.2	Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock

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